Exhibit 3.33

AMENDED AND RESTATED

BYLAWS

OF

POLYMER INTERNATIONAL CORP.

TABLE OF CONTENTS (Continued)

AMENDED AND RESTATED BYLAWS OF

POLYMER INTERNATIONAL CORP.

ARTICLE 1

Meetings of Shareholders

1.1 Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

1.2 Annual Meetings. The annual meeting of the shareholders, for the election of Directors and for the transaction of such other business as may come before the annual meeting shall be held in each year on April 1, if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a holiday. The failure to hold an annual meeting at the time stated in or fixed in accordance with these Bylaws does not affect the validity of any corporate action.

1.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, by the President, by the Board of Directors, or if shareholders together holding at least twenty percent (20%) of all votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

1.4 Notice of Meeting. Written notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears on the stock transfer books of the Corporation except that notice of a shareholders’ meeting to act on an amendment of the articles of incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to § 13.1-724, or the dissolution of the corporation shall be given not less than twenty-five nor more than sixty days before the meeting date. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

1.5 Action by Shareholders Without a Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if one or more consents, in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Secretary for inclusion in the Corporation’s minutes or filing with the corporate records. Any action taken by unanimous written consent of the shareholders shall be effective according to its terms when all consents are in possession of the Corporation. Notwithstanding the foregoing, an action taken by written consent of the shareholders that specifies an effective date shall be effective as of such date, provided the consent states the date of execution by each shareholder. A shareholder may withdraw his written consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in possession of the Corporation. If not otherwise determined by resolution of the Board of Directors, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs such consent. Any such consent shall have the same force and effect as a unanimous vote of the shareholders.

1.6 Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote in each voting group with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of such group for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by: announcement at the meeting until a quorum shall attend. Once a share is represented for any purpose at a meeting of shareholders, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or shall be, set for that adjourned meeting.

1.7 Voting. At any meeting of the shareholders each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing .in his or her name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors, for the purpose of determining shareholders entitled to vote, as the date on which the stock transfer books of the Corporation are to be closed or as the record date. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney in fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from its date, unless otherwise expressly provided in the proxy. If a quorum is present at a meeting of the shareholders, action on a matter other than election of directors shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a vote of a greater number is required by the Corporation’s Articles of Incorporation or by law. If a quorum is present at a meeting of the shareholders, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election.

1.8 Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE 2

Directors

2.1 General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

2.2 Number of Directors. The number of directors shall be three (3) in number. The number of directors may be increased or decreased from time to time by amendment to these Bylaws. The Board of Directors may, by amendment to these Bylaws, increase or decrease by thirty percent or less the number of directors last elected by the shareholders, but only the shareholders may increase or decrease the number by more than thirty percent. No decrease in number shall have the effect of shortening the term of any incumbent director.

2.3 Election and Removal of Directors; Quorum.

(a) Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

(b) Directors shall hold their offices until the next annual shareholders’ meeting following their election anal until their successors are elected and qualify. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

(c) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders’ meeting at which directors are elected.

(d) A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

2.4 Meetings of Directors. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or a majority of the Directors. The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by letter, telegraph or telephone of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting. Members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board or such committee by any means of communication whereby all persons participating in the meeting can simultaneously hear each other, and participation by such means shall constitute presence in person at such meeting. A written record shall be made of any action taken at a meeting conducted by such means of communication.

2.5 Actions by Directors or Committee Without Meeting. Any action which may be taken at a meeting of the Board of Directors or of a Committee may be taken without a meeting if one or more consents in writing, setting forth the action so taken, is signed either before or after such action by all of the Directors or all of the members of the Committee, as the case may be, and delivered to the secretary for inclusion in the Corporation’s minutes or filing with the corporate records. Such action shall be effective when the last director signs the consent, unless. the consent specifies a different effective date, in which event an action so taken shall be effective on the date specified therein, provided the consent states the date of execution by each director. Any such consent shall have the same force and effect as a unanimous vote of the directors.

2.6 Compensation. By resolution of the Board, Directors may be allowed a fee and expenses for attendance at all meetings, as well as discount and other privileges. Nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE 3

Committees

3.1 Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may elect an Executive Committee which shall consist of not less than two Directors, including the President. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these Bylaws, provided that the Executive Committee shall not have power to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, a plan of exchange under which the Corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the Corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the Corporation, or revocation of voluntary dissolution proceedings, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

3.2 Other Committees. The Board of Directors, by resolution duly adopted, may establish such other standing or special committees of the Board, consisting of at least two Directors, as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

3.3 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

3.4 Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

3.5 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

3.6 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

3.7 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by the Board of Directors.

ARTICLE 4

Officers

4.1 Election of Officers; Terms. The officers of the Corporation shall consist of a President and a Secretary. Other officers, including a Chairman of the Board, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Treasurer, and assistant and subordinate officers, may from time to time be elected by the Board of Directors, and they shall hold office for such terms as the Board of Directors may prescribe. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. Any two or more offices may be held by the same person.

4.2 Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

4.3 Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

4.4 Duties of the President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have general management and direction of the business and operations of the Corporation and its several divisions, subject only to the ultimate authority of the Board of Directors. Except as otherwise provided in these Bylaws or in the resolutions establishing such committees, he shall be ex officio a member of all Committees of the Board. In the absence of the Chairman of the Board, or if there is no such officer, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or as otherwise required by law. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

4.5 Duties of the Vice Presidents. Each Vice President, if any, shall have such powers and duties as may from time to tune be assigned to him by the President or the Board of Directors. Any Vice President may, when authorized by the Board of Directors, sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or as otherwise required by law.

4.6 Duties of the Treasurer. The Treasurer, if any, shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositaries as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Treasurer may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or as otherwise required by law.

4.7 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and stockholders of the Corporation. When requested, he shall also act as secretary of the meetings of the Committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served, shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all stock certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

4.8 Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE 5

Capital Stock

5.1 Certificates. The shares of capital stock of the Corporation may be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents and/or registrars for one or more classes of. the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing. stock of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

5.2 Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

5.3 Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

5.4 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case maybe, shall be the record date for. such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE 6

Corporate Records

6.1 Minutes of Meetings and Records of Actions Taken Without Meetings. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, of all actions taken by the shareholders or Board of Directors without a meeting, and all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

6.2 Accounting Records. The Corporation shall maintain appropriate accounting records.

6.3 List of Shareholders. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class and series, if any, of shares showing the number and class and series, if any, of shares held by each.

6.4 Form of Records. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

6.5 Financial Statements for Shareholders. The Corporation must furnish to a shareholder, upon request in writing, within 30 days, a copy of the Corporation’s financial statements for the most recent fiscal year, that includes a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholder’s equity for the year unless that information appears elsewhere in the financial statements. If the annual financial statements are reported upon by a public accountant, his report must accompany them. If they are not reported upon by a public accountant, the president or the person responsible for the Corporation’s accounting records shall provide the shareholder with a statement of the basis of accounting and a description of any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

6.6 Specific Records Which Corporation Must Keep. The Corporation shall keep a copy of the following records:

(a) The Corporation’s Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(b) The Corporation’s Bylaws or restated Bylaws and all amendments to them currently in effect;

(c) Any resolutions adopted by the Corporation’s Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d) The minutes of all shareholders’ meetings, and records of all action taken by the shareholders without a meeting; for the past three years;

(e) All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years in accordance with Section 6.5 of these Bylaws and by law;

(f) A list of the names and business addresses of the Corporation’s current directors and officers; and

(g) The Corporation’s most recent annual report delivered to the State Corporation Commission.

ARTICLE 7

Miscellaneous Provisions

7.1 Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

7.2 Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

7.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

7.4 Amendment of Bylaws. Unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. Shareholders entitled to vote in respect to the election of Directors, however, shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not. be amended, altered or repealed by the Board of Directors.

7.5 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

7.6 Indemnification.

(a) To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the corporation shall not be liable to the Corporation or its shareholders for monetary damages.

(b) To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a director or officer or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(c) Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

(d) The indemnification provisions of these Bylaws may be amended, altered or repealed only by the Shareholders of the Corporation.